UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-12

Hickok Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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HICKOK INCORPORATED
10514 Dupont Avenue, Cleveland, Ohio 44108

[_____], 2012

To the Shareholders of Hickok Incorporated:

The Company will hold a Special Meeting of Shareholders (the "Special Meeting") at [10:00 a.m., EST., ____, ____, 2012] at the offices of HICKOK INCORPORATED, 10514 Dupont Avenue, Cleveland, Ohio 44108.

The attached Notice of Special Meeting of Shareholders and Proxy Statement describes the formal business to be transacted at the Special Meeting. We are asking you to consider two critically important proposals which, if adopted, will allow us to modernize our charter documents which have undergone only minor revisions since 1959. Specifically, we are asking our shareholders to approve: (i) the Company's Amended Articles of Incorporation and (ii) the Amended and Restated Code of Regulations of the Company. Our Board of Directors unanimously supports these actions.

As you know, we have recently received significant investments of additional capital from Roundball LLC and the Aplin Family Trust, and we have welcomed three new directors to our board over the past year who bring additional operational and financial expertise to the Company. With input from these new directors, we are actively exploring opportunities to build long term shareholder value, including but not limited to strategic transactions such as potential mergers or acquisitions. As discussed in greater detail in the accompanying proxy statement, the Board believes that modernizing our charter documents will be of significant assistance to our efforts to profitably turn around and grow Hickok.

We hope that you are planning to attend the Special Meeting in person, and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed Proxy as soon as possible would be greatly appreciated. If you do attend the Special Meeting you may, of course, withdraw your Proxy should you wish to vote in person.

On behalf of the Board of Directors and management of Hickok Incorporated, I would like to thank you for your continued support and confidence.

Sincerely, /s/ Janet H. Slade Janet H. Slade Chairman of the Board	/s/ Robert L. Bauman Robert L. Bauman President and Chief Executive Officer

Important Notice regarding the Availability of Proxy Materials for the Hickok Incorporated Special Meeting of Shareholders to be Held on [_____, _____], 2012:

The Proxy Statement and the Company's Annual Report on Form 10-K for the
fiscal year ended September 30, 2011 are available at our website: www.hickok-inc.com/files/financial.

HICKOK INCORPORATED
10514 Dupont Avenue, Cleveland, Ohio 44108

NOTICE OF SPECIAL MEETING
OF SHAREHOLDERS

MAILED TO SHAREHOLDERS
ON [_______, 2012]

The Special Meeting of Shareholders of Hickok Incorporated, an Ohio corporation (the "Company"), will be held at the offices of HICKOK INCORPORATED, 10514 Dupont Avenue, Cleveland, Ohio, on [____, _____, 2012 at 10:00 a.m., EST.,] for the following purposes:

                1. To adopt the Company's Amended Articles of Incorporation;

                2. To adopt the Amended and Restated Code of Regulations of the Company; and

                3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record, as of the close of business on [______, 2012], will be entitled to receive notice of and to vote at this meeting. Your Board of Directors recommends that you vote "FOR" each of the proposals being presented at the Special Meeting.

By Order of the Board of Directors. /s/ Robert L. Bauman Robert L. Bauman President and Chief Executive Officer

[______, 2012]

IMPORTANT

Please fill in and sign the enclosed Proxy and return it in the accompanying envelope regardless of whether you expect to attend the Special Meeting or not. If you attend the Special Meeting you may vote your shares in person, even though you have previously signed and returned your Proxy.

HICKOK INCORPORATED
10514 Dupont Avenue, Cleveland, Ohio 44108

PROXY STATEMENT
Mailed to shareholders on [______, 2012]

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hickok Incorporated (hereinafter the "Company") to be used at the Special Meeting of Shareholders of the Company to be held on [______, 2012,] and any adjournments thereof. The time, place, and purpose of the meeting are stated in the Notice of Special Meeting of Shareholders (the "Notice") which accompanies this Proxy Statement.

The expense of soliciting proxies, including the cost of preparing, assembling, and mailing the Notice, Proxy Statement, and Proxy will be paid by the Company. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone or other electronic means, and the Company may pay persons holding shares for others their expenses for sending proxy materials to their principals. While the Company presently intends that solicitations will be made only by Directors, officers, and employees of the Company, the Company may retain outside solicitors to assist in the solicitation of proxies. Any expenses incurred in connection with the use of outside solicitors will be paid by the Company.

Any person giving a Proxy pursuant to this solicitation may revoke it. The General Corporation Law of Ohio provides that a shareholder, without affecting any vote previously taken, may revoke a Proxy not otherwise revoked by a later appointment received by the Company or by giving notice of revocation to the Company in writing, in a verifiable communication, or in open meeting. Mere presence at the Annual Meeting will not revoke a proxy.

All validly executed Proxies received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Special Meeting, and the directions contained in such Proxies will be followed in each instance. If no directions are given, the Proxy will be voted to adopt the Amended Articles of Incorporation of the Company and to adopt the Amended Code of Regulations of the Company and for the other proposals set forth in the Notice.

VOTING RIGHTS

At the close of business on [_____, 2012], the Company had [919,412] shares of Class A Common Stock, $1.00 par value ("Class A Shares"), outstanding and entitled to vote. Additionally, on such date there were [474,866] shares of Class B Common Stock, $1.00 par value ("Class B Shares"), outstanding and entitled to vote. The holders of the outstanding Class A Shares as of [_____, 2012] shall be entitled to one vote for each share held. The holders of the outstanding Class B Shares as of said date shall be entitled to three votes for each share held.

If your shares are registered directly in your name, you are considered the "shareholder of record" of those shares. The Company has sent these proxy materials directly to all "shareholders of record." Alternatively, if your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, which is sometimes called "street name," then you are the "beneficial owner" of those shares, and these proxy materials were forwarded to you by that organization. The organization holding your shares is the shareholder of record for purposes of voting the shares at the Special Meeting. As the beneficial owner, you have the right to direct that organization how to vote the common shares held in your account by following the voting instructions the organization provides to you.

If your shares are held in the name of your broker, bank or other shareholder of record, you must bring a legal proxy from the shareholder of record indicating that you were the beneficial owner of the shares on [_____, 2012] in order to vote in person. The same is true if your shares are held in street name and you wish to revoke your proxy. Once again, attending the Special Meeting will not, by itself, revoke your proxy under these circumstances.

At the Special Meeting, the inspectors of election appointed by the Board of Directors for the Special Meeting will determine the presence of a quorum and will tabulate the results of shareholder voting. As provided by the Company's Amended Code of Regulations (the "Current Regulations"), holders of a majority of the outstanding shares of the Company, present in person or by proxy at the Special Meeting, will constitute a quorum for such meeting. The inspectors of election intend to treat properly executed proxies marked "abstain" as "present" for these purposes. Such inspectors will also treat as "present" shares held in street name by brokers that are voted on at least one proposal to come before the Special Meeting.

The vote required to approve each of the proposals to be presented at the Special Meeting is as follows:

Proposal		Vote Required
•	PROPOSAL 1 — APPROVAL OF AMENDED ARTICLES OF INCORPORATION	•

Proposal 1 to adopt the Amended Articles of Incorporation requires the affirmative vote of the holders of shares entitled to exercise at least two-thirds of the total voting power of the Company. In addition, the affirmative vote of two-thirds of the Class A Shares and the affirmative vote of two-thirds of the Class B Shares will also be required to adopt the proposal. Shareholders may vote "FOR," "AGAINST," or "ABSTAIN" from voting on Proposal 1. Abstentions and broker non-votes will have the same effect as votes against Proposal 1.

•	PROPOSAL 2 — APPROVAL OF AMENDED CODE OF REGULATIONS	•

Proposal 2 to adopt the Amended Code of Regulations requires the affirmative vote of the holders of shares entitled to exercise at least a majority of the total voting power of the Company. Shareholders may vote "FOR," "AGAINST," or "ABSTAIN" from voting on Proposal 2. Abstentions and broker non-votes will have the same effect as votes against Proposal 2.

Any additional questions and matters brought before the Special Meeting will be, unless otherwise provided by the Articles of Incorporation of the Company (the "Current Articles") or the General Corporation Law of Ohio, decided by the vote of the holders of a majority of the outstanding votes thereon present in person or by proxy at the Special Meeting. In voting for such other proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the item on which the abstention is noted and will have the effect of a vote against.

Roundball LLC is an affiliate of Steven Rosen, a Director of the Company.  Roundball has the right, exercisable at its option, to cause the Company to issue up to $466,879.88 in convertible notes to it.  The notes may be converted at any time, in whole or in part, into Class A Shares of the Company at a conversion price of $1.85 per share.  As a result of Roundball's current ownership position in the Company, if the Current Articles are not amended to opt out of the Ohio Control Share Acquisition Statute as described herein,  then the Company would be required to obtain prior shareholder approval in accordance with the terms of that statute prior to any conversion of the notes into Class A Shares.   See Proposal 1 —Approval of Amended Articles of Incorporation —Ohio Control Share Acquisition Statute.

DISSENTER'S RIGHT OF APPRAISAL

There will not be any dissenters' rights of appraisal in connection with the proposals brought forth at the Special Meeting to amend the Company's charter documents.

PROPOSAL 1
APPROVAL OF AMENDED ARTICLES OF INCORPORATION

Under Proposal 1, the Company is asking shareholders to consider and approve the Company's Amended Articles of Incorporation (the "Amended Articles"). At its May 30, 2012 meeting, the Board of Directors, including all independent directors, unanimously approved and declared advisable, and the Board of Directors recommends that shareholders of the Company approve, the Amended Articles.

The Amended Articles would amend and restate the Current Articles in a number of significant ways, for example, by:

(i)	increasing the number of Class A Shares and Class B Shares, and to add a class of serial preferred shares of the Company;
(ii)	eliminating par value for Class A Shares and Class B Shares;
(iii)	updating certain provisions relating to the payment of dividends;
(iv)	removing restrictions on the issuance of additional Class A Shares;
(v)	clarifying the method by which the Company may repurchase its shares;
(vi)	opting out of Ohio's Control Share Acquisition statute; and
(vii)	making certain technical or conforming changes.

These proposed amendments are briefly described below.  The specific language of each amendment is set forth in the Form of Amended Articles of Incorporation of Hickok Incorporated, which is included as Appendix A to this Proxy Statement.  This Form of the Amended Articles has been marked to show the proposed changes from the Current Articles.

Required vote.  The proposal to adopt the Amended Articles requires the affirmative vote of the holders of shares entitled to exercise at least two-thirds of the total voting power of the Company. Also, due to the fact that the Amended Articles affect the rights of holders of Class A Shares, an affirmative vote of at least two-thirds of the Class A holders will also be required. Shareholders may vote "FOR," "AGAINST," or "ABSTAIN" from voting on Proposal 1. Abstentions and broker non-votes will have the same effect as votes against Proposal 1.

                The Board of Directors unanimously recommends that shareholders vote "FOR" Proposal 1.

Capital Stock of the Company

                 Existing Capital Stock. The Company's Current Articles authorize 3,750,000 Class A Shares and 1,000,000 Class B Shares. The Amended Articles would increase the number of these authorized shares to 10,000,000 Class A Shares and 2,500,000 Class B Shares. This increase in the number of authorized shares would provide the Company with more flexibility in pursuing potential acquisitions and capital raising activities, should those opportunities present themselves in the future, and provide additional shares that may be used as part of the Company's compensation program.

                 Preferred Shares. The Amended Articles would also add a class of serial preferred shares as well. The Amended Articles authorize the issuance of 1,000,000 of such shares without par value. The voting powers, dividend and conversion features, liquidation preferences, and other terms related to such shares shall be determined by the Board of Directors at the time of issuance of the preferred shares, subject to limitations under Ohio law and the Amended Articles. While the issuance of preferred shares is not currently being contemplated by the Company, no further authorization will be required from the shareholders for any of the above-described actions, except as may be required for a particular transaction by applicable law or regulation.

                 The Board of Directors believes that it is advisable to change the Company's authorized capital to include a class of preferred shares for a number of reasons. This action will increase the Company's flexibility to engage in preferred stock financing on the terms and conditions that it believes are favorable to the Company and desirable to investors, or to enter into arrangements that provide for the potential issuance of preferred shares in the future.

                 The authorization of preferred shares will provide the Company with flexibility to raise capital, structure acquisitions, and to otherwise adequately meet its corporate and capital needs. The proposed preferred shares will allow the Board of Directors to determine the exact terms of the series of preferred shares at the time of issuance and to timely issue such stock to take advantage of market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special shareholders' meeting to approve a contemplated issuance of shares, thereby providing the Company with maximum flexibility in respect to capital matters.

                 The Board of Directors believes the flexibility to issue preferred shares can also enhance the Company's arm's-length bargaining capability on behalf of the Company's shareholders in a takeover situation. However, in some circumstances, the ability to designate the rights of, and issue, preferred shares could be used by the Board of Directors to make a change in control of the Company more difficult. The Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not presented this proposal to our shareholders with the intent that it be utilized as an anti-takeover device.

                 The authorization of additional preferred shares would not, by itself, have any effect on your rights as a shareholder. Your rights as holders of Class A Shares and Class B Shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued in the future. To the extent that dividends would be payable on any issued preferred shares, the result would be to reduce the amount otherwise available for payment of dividends on outstanding Class A Shares and Class B Shares and there might be restrictions placed on the Company's ability to declare dividends on the Class A Shares and Class B Shares or to repurchase Class A Shares and Class B Shares.

                 The issuance of preferred shares having voting rights would dilute the voting power of the holders of Class A Shares and Class B Shares. To the extent that the preferred shares are convertible into Class A Shares or Class B Shares, the effect, upon such conversion, would also be to dilute the voting power and ownership percentage of the holders of Class A Shares or Class B Shares. In addition, holders of preferred shares normally receive superior rights in the event of any dissolution, liquidation, or winding up of the Company, thereby diminishing the rights of the holders of Class A Shares and Class B Shares to distribution of the Company's assets.

Par Value

Under the Company's Current Articles, Class A Shares maintain a par value of $1.00 per share. Class B Shares also have a par value of $1.00. The elimination of par value for both classes of common capital stock under the Amended Articles would remove certain stated capital requirements applicable to the Company and therefore provide the Company with more flexibility related to share repurchases and dividend issuances.

Dividends

The Company's Current Articles provide that the holders of Class A Shares are entitled to receive, when and as declared by the Board of Directors, non-cumulative annual cash dividends of $0.20 before any dividends may be paid to the holders of Class B Shares for any fiscal year. The Company's Current Articles provide that the amount of such dividend shall be adjusted to reflect any share dividend paid with respect to the Class A Shares. As a result of a 2 for 1 share dividend paid to the holders of the Class A Shares on April 10, 1995, the amount of such non-cumulative cash dividend has been reduced to $0.10 per share.

The Amended Articles would update the language of the Current Articles to reflect the current non-cumulative dividend payable with respect to the Class A Shares. The Amended Articles do not change the substantive dividend rights of the holders of the Class A Shares.

Restrictions on Issuance

The Current Articles contain certain provisions relating to additional issuances of Class A Shares that were adopted with reference to the Company's initial public offering in 1959. These provisions stipulate that the approval of two-thirds of the holders of Class A Shares is required for the issuance of any additional Class A Shares where the cash price is less than the initial public offering price of the shares (as adjusted to reflect any share dividends paid in respect of the Class A Shares.) Two-thirds shareholder approval under these circumstances is not required if, before such issuance of additional shares, the Class A Shares are first offered on a pro-rata basis to existing holders at the same price contemplated for the additional issuance. Certain additional exclusions from this shareholder approval requirement apply, including provisions permitting the Company to issue Class A Shares for consideration other than cash and in connection with awards of stock options to employees.

These provisions of the Current Articles would generally prohibit the issuance of Class A Shares for cash at a price of less than $2.925 per share without complying with the preemptive rights provisions of the Current Articles. The closing price for the Company's Class A Shares on [______, 2012] was $[__], and the Class A Shares have not traded at a price above $2.925 per share since [___], 20[__]. In addition, the exclusion from these preemptive rights provisions applicable to employee compensation arrangements extends only to stock options, and does not extend to restricted stock plans or other equity compensation programs. The Board of Directors believes that the inclusion of these restrictions on future issuances is uncommon for the charter documents of most public companies and provides a substantial impediment to the Company's ability to issue new shares in financing transactions and as compensation to retain key employees. Accordingly, the Amended Articles would remove these restrictions on issuance of additional Class A Shares.

Repurchase of Shares

Under the Company's Current Articles, the Board of Directors is generally authorized to redeem, repurchase, resell, or otherwise deal in the shares of common capital stock of the Company as it deems advisable in the best interests of the Company. The Amended Articles clarify this authority to explicitly state that the Company may conduct these purchases in open market or public or private transactions, and at such prices the Board of Directors shall determine. The Board of Directors may authorize such purchases without any shareholder vote.

Ohio Control Acquisition Statute

The Amended Articles opt out of Ohio's Control Share Acquisition Statute, stating that Section 1701.831 of the Ohio Revised Code shall not apply to any control share acquisition of any class of shares of capital stock of the Company. The Control Share Acquisition Statute requires the prior authorization by the shareholders of an issuing public corporation before any person may acquire, either directly or indirectly, shares of that corporation that would entitle the acquiring person to exercise or direct the exercise of one-fifth or more of the voting power of that corporation in the election of directors (or to exceed other specified percentages of voting power). The acquiring person may complete the proposed acquisition only if the acquisition is approved by the affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote in the election of directors represented at a special meeting, excluding the voting power of all interested shares. Interested shares include any shares held by the acquiring person and those held by officers and directors of the Company who are also employees, as well as certain others, including holders commonly characterized as arbitrageurs. The Amended Articles opt out of the Ohio Control Share Acquisition Statute due to the potential costs that compliance with this statute may have on the Company in the future.

In connection with investments by Roundball LLC and the Aplin Family Trust made in December 2011, the Company entered into Convertible Loan Agreement (the "Convertible Loan Agreement") with each of these investors. Under the terms of the Convertible Loan Agreement, the Company issued a convertible note to Roundball (the "Roundball Note") in the principal amount of $466,879.87 and a convertible note to the Aplin Trust in the principal amount of $208,591.20 (the "Aplin Note," and, together with the Roundball Note, the "Notes"). At any time prior to the maturity date of the Roundball Note, Roundball has the right, exercisable at its option, to cause the Company to borrow up to an additional $466,879.88 from it (the "Roundball Option"). If the Roundball Option is exercised, the Company would issue Roundball additional Notes representing the principal amount of any additional borrowings.

The Notes may be converted by the investors at any time, in whole or in part, into Class A Shares of the Company at a conversion price of $1.85 per share. However, the terms of the Convertible Loan Agreement prohibit Roundball and the Aplin Trust from converting the Notes into Class A Shares without obtaining any shareholder approval required by law. As a result of Roundball's current ownership position in the Company, if the Current Articles are not amended to opt out of the Ohio Control Share Acquisition Statute, then the Company would be required to obtain prior shareholder approval in accordance with the terms of that statute prior to any conversion of any Notes issued to Roundball upon exercise of the Roundball Option.

Technical and Conforming Changes

The Company was incorporated more than 100 years ago, and its articles of incorporation have been amended many times since then. However, there has been no effort to update and consolidate the various amendments into a single unified document or to eliminate archaic provisions or language in the articles. Accordingly, the Amended Articles also include conforming changes and revisions to the extent necessary to reflect and accommodate the proposed amendments described above and to eliminate archaic or surplus language. For example, the Amended Articles would eliminate six paragraphs of surplus language addressing the purposes for which the Company was formed, and eliminate references to a dividend payable on the Class A Shares during the 1960 fiscal year.

PROPOSAL 2
APPROVAL OF AMENDED CODE OF
REGULATIONS

The Company is asking shareholders to consider and approve the proposed Amended and Restated Code of Regulations (the "Amended Regulations"). At its May 30, 2012 meeting, the Board of Directors, including all independent directors, unanimously approved the proposed Amended Regulations.

The Amended Regulations would amend and restate the Current Regulations in a number of significant ways, for example, by:

(i)	updating certain provisions relating to the Company's meetings of shareholders in order to provide more consistency in the regulations regarding the Company's practices in this area;
(ii)	further clarifying the roles of the Company's officers and directors in conducting the Company's business;
(iii)	updating the Company's policy regarding the indemnification of its directors, officers, employees, and others;
(iv)	revising provisions allowing for the Board of Directors to adopt amendments to the Amended Regulations to the extent permitted by Ohio law; and
(v)	making certain technical or conforming changes.

These proposed amendments are briefly described below.  The specific language of each amendment is set forth in the Form of Amended and Restated Code of Regulations of Hickok Incorporated, which is included as Appendix B to this Proxy Statement.

Required vote.  The proposal to adopt the Amended Regulations requires the affirmative vote of the holders of shares entitled to exercise at least a majority of the total voting power of the Company. Shareholders may vote "FOR," "AGAINST," or "ABSTAIN" from voting on Proposal 2. Abstentions and broker non-votes will have the same effect as votes against Proposal 2.

The Board of Directors unanimously recommends that shareholders vote "FOR" Proposal 2.

Meeting of Shareholders

The proposed Amended Regulations revise the specific notice requirements for shareholder meetings in a number of ways, including removing differences between the notice required for annual meetings and special meetings of shareholders. Under the proposed Amended Regulations, any matter which could properly be considered at a special meeting shall also be considered at an annual meeting, upon due notice. The proposed Amended Regulations also remove differences in timing regarding notification of shareholders meetings so that written notice of the time, place and purpose of any meeting of shareholders shall be given to each shareholder who is entitled to receive such notice not less than seven (7) days nor more than sixty (60) days before the date fixed for the meeting.

The Amended Regulations also streamline cumbersome and somewhat out-dated requirements related to the notification process, such as provisions mandating that such notices contain the printed signature of the Secretary of the Company and other formalistic language required to be included in notices of shareholder meetings.

In addition, the Amended Regulations remove provisions related to a "delayed annual meeting" as described in the Company's Current Regulations. Under the proposed Amended Regulations, such proposals are not necessary because disparate notice provisions and certain other differences between annual and special shareholder meetings are removed.

Part of the reason why the Current Regulations contain specific delayed annual meeting provisions is because the Current Regulations specify that the annual meeting shall be held on the third Tuesday of January each year. The Amended Regulations provide for more flexibility in the timing for the Company's annual meeting, and therefore lessen the probability that an annual meeting will be delayed. Under the Amended Regulations, the Company shall hold an annual meeting within six (6) months after the close of the Company's fiscal year as the Board of Directors shall designate by appropriate notice.

The proposed Amended Regulations also revise a number of provisions which add additional flexibility to the process, including removing certain restrictions on the location of the meetings, who may call a special meeting, and allowing for one notice to be provided to joint owners of shares. The Amended Regulations also clarify certain meeting procedures, including updating the description of the order of business for such meetings. These changes are consistent with modern corporate governance practices.

Finally, while the Amended Regulations update various provisions related to the meeting of shareholders, they also allow for certain actions to be taken without a meeting of shareholders if authorized in writing by all holders of shares who would be entitled to notice of such meeting.

Officers and Directors

                Directors. The Current Regulations provide for a maximum of 11 Directors. The Company's practice has been to fix the number of Directors at the annual meeting of shareholders, and the number of Directors is currently fixed at eight. Under the Amended Regulations, the Board of Directors shall consist of not less than five nor more than 10 members. The Amended Regulations provide that a vote of a majority of shareholders at a meeting held for such purpose may change the number of Directors within this limitation. The Board of Directors, between shareholder meetings, may also increase or decrease the number of Directors and fill any vacancy created thereby.

                The Amended Regulations specify that the term of office for each Director shall expire at the Annual Meeting of shareholders each year, and Directors shall hold office until their respective successors are elected and qualified, subject to the provisions of the Company's Articles of Incorporation. The Amended Articles also specify that, with prior notice, any or all Directors may be removed with or without cause by an affirmative vote of the holders of shares representing a majority of the total voting power of the Company at a special meeting held for such purpose.

                The Current Regulations mandate that meetings of the Board of Directors shall occur not less than quarter annually. Under the proposed Amended Regulations, the Board of Directors shall meet after the conclusion of the annual meeting and are thereafter given the flexibility to meet at such other times and places as they may fix. The Amended Regulations also modernize notice and meeting logistics to allow for a forty-eight (48) hour notice period and the ability to participate in the meetings through telecommunications.

                The Amended Regulations also specify that Directors do not need to be shareholders of the Company, which is a change from prior policy. The Amended Regulations also give Directors broader powers to form committees of Board members to carry out its responsibilities to effectuate corporate policies.

                Officers. Unlike the Current Regulations, the proposed Amended Regulations do not lay out detailed job descriptions for each officer but rather indicate that each officer shall perform such duties which are customarily incident to their respective offices and as may be specified by the Board of Directors from time to time. The Amended Regulations also give the Board of Directors more flexibility as to whether to elect a Chairman of the Board of Directors and any vice-presidents. The Amended Regulations also specify that the Board of Directors may remove any officer at any time, with or without cause, by a majority vote of the Directors currently in office, even if there is no specific business reason behind the officer's removal. The compensation of officers and employees shall be set by the President of the Company under the Amended Regulations, as opposed to the Board of Directors as stated in the Current Regulations. The President's authority in this regard remains subject to the oversight of the Board of Directors and, in particular, the Compensation Committee.

Indemnification

While the Current Regulations state that each officer or Director of the Company (or those serving at the request of the Company) shall be indemnified and held harmless by the Company in any civil, criminal, administrative or investigative action, suit, or proceeding, the Amended Regulations specify that such indemnification shall be to the fullest extent permitted under Ohio General Corporation Law. The Amended Regulations are also broader in scope than the Current Regulations, specifically indicating that the indemnification provisions will apply whether the officer, or Director (or other employee as determined by the Board of Directors) was acting within their official capacity with the Company or otherwise.

Additionally, the indemnification provisions in the proposed Amended Regulations allow for the advance payment to the indemnified party by the Company of expenses (including, without limitation, attorneys' fees and expenses) incurred in defending any such proceeding in advance of its final disposition, subject to the recognition by the indemnified party that he or she may be required to repay such advanced expenses if final judicial decision so demands. These indemnification provisions, like others included in the Amended Regulations, are designed to reduce distractions of management and to retain key employees.

The Amended Regulations also allow for the indemnified party to bring suit against the Company for any unpaid amount of indemnified expenses if the Company has not paid such expenses in full within sixty (60) calendar days after a written claim has been received by the Company (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) calendar days), subject to certain defenses by the Company. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses as outlined above, the indemnified party shall also be entitled to be paid the expense of prosecuting or defending such suit by the Company. The Current Regulations are silent on this matter.

In light of these expanded indemnification provisions, the Amended Regulations also state that the Company may maintain insurance at its own expense to protect itself and any Director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under Ohio General Corporation Law.

The Amended Regulations contain certain provisions incorporating statutory protections against liability and addressing the various constituencies whose interests may be taken into account by a Director under applicable provisions of the Ohio Revised Code. The Amended Regulations state that, without limiting any relief available under the Ohio Revised Code, no person shall be found to have violated his or her duties to the Company as a Director in any action brought against such Director unless it is proven by clear and convincing evidence that the Director has not acted in good faith, in a manner he or she reasonably believes to be in or not opposed to the best interests of the Company, or with the care that an ordinary prudent person in a like position would use under similar circumstances. The Amended Regulations also clarify the appropriate sources of information upon which a Director may rely in the performance of their obligations to the Company, including reports and opinions by: (A) one or more Directors, officers or employees of the Company whom the Director reasonably believes are reliable and competent in the matters prepared or presented; (B) counsel, public accountants, or other persons as to matters that the Director reasonably believes are within the person's professional or expert competence; or (C) a committee of the Directors upon which he or she does not serve, duly established in accordance with the provisions of the Amended Regulations, as to matters within its designated authority, which committee the Directors reasonably believes to merit confidence. Furthermore, the Amended Regulations state that in determining the best interests of the Company, a Director may consider (A) the interests of the Company's employees, suppliers, creditors and customers; (B) the economy of the state and nation; (C) community and societal considerations; and (D) the long-term as well as short-term interests of its shareholders, including the possibility that these interests may best be served by the continued independence of the Company.

Amendments

The Amended Regulations would permit the Board of Directors to adopt amendments to its code of regulations to the extent permitted by Ohio law. Before October 2006, Ohio law provided that shareholder approval was required for any amendment to a company's code of regulations. In October 2006, Ohio law was amended to allow directors of Ohio corporations to make certain amendments to their regulations without shareholder approval, if such authority is provided in or permitted by the company's articles of incorporation or regulations, and so long as such amendments do not divest or limit the shareholders' power to adopt, amend or repeal the company's regulations. Many jurisdictions, such as Delaware, have historically allowed the directors of a corporation to amend the bylaws (the Delaware equivalent of Ohio's regulations) without shareholder approval. Accordingly, Ohio law now gives Ohio corporations similar flexibility, subject to statutory limitations that prohibit directors from amending the regulations to effect certain changes in certain areas deemed by the Ohio legislature to be important substantive rights that are reserved to the shareholders.

Specifically, if the proposed amendment is adopted, the Board of Directors will not be permitted to amend the code of regulations to do any of the following:

•	specify the percentage of shares of common capital stock a shareholder must hold in order to call a special meeting;

•	specify the length of time period required for notice of a shareholders' meeting;

•	specify that shares of common capital stock that have not yet been fully paid will not have voting rights;

•	specify a requirement for a quorum at a shareholders' meeting;

•	prohibit shareholder or Director actions from being authorized or taken without a meeting;

•	define terms of office for Directors or provide for classification of Directors;

•	require greater than a majority vote of shareholders to remove Directors without cause;

•	establish requirements for a quorum at Directors' meetings, or specify the required vote for an action of the Directors; or

•	remove the requirement that a control share acquisition of the Company be approved by the Company's shareholders.

In addition, if the Amended Regulations are adopted, the Board of Directors will not be permitted to delegate its authority to adopt, amend or repeal the Amended Regulations to a committee of the Board.

Under the Current Regulations, an amendment to the Company's code of regulations is conducted through a majority vote of shares empowered to vote thereon at a shareholder meeting called for such purpose. If this proposal is approved, however, a new provision would be added to the Current Regulations that would allow the Board of Directors to amend the Amended Regulations in the future to the extent permitted by Ohio law. Accordingly, the Board of Directors would be able to make ministerial and other changes to the Amended Regulations without the time-consuming and expensive process of seeking shareholder approval, which would otherwise continue to be required if this proposal is not approved. If this proposal is approved, the Company will be required to promptly notify shareholders of any amendments that the Board of Directors makes to the Amended Regulations by sending a notice to shareholders of record as of the date of the adoption of the amendment, or by filing a report with the Securities and Exchange Commission (the "Commission").

Technical and Conforming Changes

The Amended Articles include conforming changes and revisions to the extent necessary to reflect and accommodate the proposed amendments described above and to make various provisions consistent and consonant with applicable law. For example, the Amended Regulations revise certain provisions relating to the transfer, registration, and replacement of share certificates. The proposed Amended Regulations also clarify voting and transfer procedures relating to shares held by the Company. The Amended Regulations also set the fiscal year as the twelve months ended September 30 in each year, consistent with the Company's prior practice.

SHARE OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

The shareholders named in the following table include each of the Company's Directors, the named executive officer and those persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Shares of the Company as of [________, 2012]. In addition, this table includes the beneficial ownership of Common Shares by the Directors and Executive Officers of the Company as a group on [__________, 2012].

Title of Class	Name and Business Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class
Common Shares, $1.00 par value, Class A and Class B	Janet H. Slade (2) Chairman of the Board and Director 5862 Briar Hill Drive Solon, Ohio 44139	8,253 Class A (3) 75,000 Class B (4)	* 15.8%
	Gretchen L. Hickok (2) 32127 Hamilton Court, Suite 208B Solon, Ohio 44139	25,000 Class A 85,056 Class B	2.7% 17.9%
	Patricia H. Aplin (2) 5904 Melanie Drive Fort Worth, Texas 76131	117,746 Class A (5) (6) 118,042 Class B (5) (7)	11.4% 24.9%
	Robert L. Bauman President and Chief Executive Officer and Director 10514 Dupont Avenue Cleveland, Ohio 44108	15,413 Class A (8) 176,768 Class B (9)	1.7% 37.2%
	Jennifer A. Elliott Director 5904 Melanie Drive Fort Worth, Texas 76131	117,746 Class A (5) (6) 118,042 Class B (5) (7)	11.4% 24.9%
	Intrinsic Value Capital, L.P. 708 Greenwich Street New York, New York 10014	51,114 Class A (10)	5.6%
	Robert E. Robotti 52 Vanderbilt Avenue New York, New York 10017	104,339 Class A (11)	11.3%
	Steven H. Rosen, Director 1660 West 2nd Street Suite 1100 Cleveland, Ohio 44113	573,285 Class A (12) 20,000 Class B (13)	44.2% 4.2%
	Roundball, LLC 1660 West 2nd Street Suite 1100 Cleveland, Ohio 44113	573,285 Class A (12) 20,000 Class B (13)	44.2% 4.2%
	Kirin M. Smith, Director 708 Greenwich Street, 2E New York, New York 10014	59,049 Class A (10) (14) (15)	6.4%
	T. Harold Hudson, Director 10514 Dupont Avenue Cleveland, Ohio 44108	14,500 Class A (16)	1.6%
	James T. Martin, Director 10514 Dupont Avenue Cleveland, Ohio 44108	8,900 Class A (17)	*
	Edward F. Crawford, Director 6065 Parkland Boulevard Cleveland, Ohio 44124	0 Class A (18)	*
	All Directors and Executive Officers as a group (12 persons)	798,226 Class A (19) 389,810 Class B	55.7% 82.1%

*Less than one percent

(1) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be a beneficial owner of a security if he or she has or shares voting or investment power in respect of such security or has the right to acquire beneficial ownership within 60 days. Accordingly, the amounts shown throughout this Proxy Statement do not purport to represent beneficial ownership, except as determined in accordance with said Rule.

(2) Daughter of the late Robert D. Hickok.

(3) Includes 8,000 Class A Common Shares which Ms. Slade, as a Director, has the right to acquire upon the exercise of immediately exercisable options. The ownership of 253 Class A Common Shares held by the Florence Janet Slade Trust is attributed to Ms. Slade pursuant to the Securities and Exchange Commission rules.

(4) The ownership of 75,000 Class B Common Shares held by the Florence Janet Slade Trust is attributed to Ms. Slade pursuant to the Securities and Exchange Commission rules.

(5) Shares are held by the Aplin Family Trust.

(6) Includes an aggregate of 112,752 Class A Common Shares which may be acquired by the Aplin Family Trust upon the conversion of an immediately convertible promissory note, which are attributed to Mrs. Jennifer A. Elliott pursuant to the Securities and Exchange Commission rules. Under the terms of a Convertible Loan Agreement dated December 30, 2011, the Aplin Family Trust may not acquire shares representing greater than 19.9% of the total voting power of the Company without obtaining shareholder approval required under Ohio law. The ownership of 4,994 Class A Common Shares held by the Aplin Family Trust are attributed to Mrs. Elliott pursuant to the Securities and Exchange Commission rules.

(7) The ownership of 118,042 Class B Common Shares held by the Aplin Family Trust are attributed to Mrs. Elliott pursuant to the Securities and Exchange Commission rules.

(8) Includes the ownership of 15,413 Class A Common Shares held by the Susan F. Bauman Revocable Trust which are attributed to Mr. Bauman pursuant to the Securities and Exchange Commission rules.

(9) The ownership of 176,768 Class B Common Shares held by the Robert L. Bauman Revocable Trust is attributed to Mr. Bauman pursuant to the Securities and Exchange Commission rules.

(10) Based on a Schedule 13D/A filed January 18, 2011 with the Securities and Exchange Commission. The Schedule 13D/A indicates that the following reporting persons have shared voting and shared dispositive power over 51,114 shares of the Company's Class A Common Stock: Intrinsic Value Capital, L.P., Glaubman & Rosenberg Partners, LLC, Glaubman & Rosenberg Advisors, LLC, Joseph Hain and Kirin Smith. According to a Form 4 filed January 18, 2011, Joseph Hain has sole voting and dispositive power over an additional 4,150 such shares (for a total, combined with the above mentioned 51,114 shares, of 55,264 shares or 6.9% of the Class), and Kirin Smith has sole voting and dispositive power over an additional 6,935 such shares (for a total, combined with the above mentioned 51,114 shares, of 58,049 shares or 7.3% of the Class).

(11) Based on a Schedule 13D/A filed March 5, 2008 with the Securities and Exchange Commission. According to the Schedule 13D/A, the following reporting persons have shared voting and dispositive power over 104,339 shares of the Company's Class A Common Stock: Robert E. Robotti, Kenneth R. Wasiak, and Ravenswood Management Company, L.L.C. According to the Schedule 13D/A, The Ravenswood Investment Company, L.P. has shared voting and shared dispositive power over 73,854 shares of the Company's Class A Common Stock (or 9.3% of the Class), and Ravenswood Investments III, L.P. has shared voting and shared dispositive power over 30,485 shares of the Company's Class A Common Stock (or 3.8% of the Class).

(12) Includes an aggregate of 378,552 Class A Common Shares which may be acquired by Roundball, LLC upon the conversion of an immediately convertible promissory note, which are attributed to Mr. Rosen pursuant to the Securities and Exchange Commission rules. Under the terms of a Convertible Loan Agreement dated December 30, 2011, Roundball, LLC may not acquire shares representing greater than 19.9% of the total voting power of the Company without obtaining shareholder approval required under Ohio law. The ownership of 194,733 Class A Common Shares held by Roundball, LLC are attributed to Mr. Rosen pursuant to the Securities and Exchange Commission rules.

(13) The ownership of 20,000 Class B Common Shares held by Roundball, LLC is attributed to Mr. Rosen pursuant to the Securities and Exchange Commission rules.

(14) The ownership of 51,114 Class A Common Shares held by the Intrinsic Value Capital, L.P. (a member of a Section 13(d) group) is attributed to Mr. Smith pursuant to the Securities and Exchange Commission rules. Mr. Smith disclaims beneficial ownership of the securities beneficially owned by the other members of the group except to the extent of his pecuniary interest therein. As managing member of Glaubman & Rosenberg Partners, LLC and Glaubman & Rosenberg Advisors, LLC, the general partner and investment manager of Intrinsic Value Capital, L.P., Mr. Smith may be deemed to beneficially own the shares of Common Stock beneficially owned by Intrinsic Value Capital, L.P.

(15) Includes 1,000 Class A Common Shares which may be acquired upon the exercise of immediately exercisable options.

(16) Includes 5,000 Class A Common Shares which may be acquired upon the exercise of immediately exercisable options.

(17) Includes 8,000 Class A Common Shares which may be acquired upon the exercise of immediately exercisable options.

(18) Includes 0 Class A Common Shares which may be acquired upon the exercise of immediately exercisable options.

(19) Includes 513,304 Class A Common Shares which the Directors and the Executive Officers of the Company have the right to acquire upon the exercise of immediately exercisable options and upon the conversion of immediately convertible promissory notes.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material may be obtained by mail from the Public Reference Section of the Commission, 100 F. Street, N.E., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

The Board of Directors of the Company is not aware of any matter to come before the meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

Any shareholder proposal intended to be presented at the 2013 Annual Meeting of Shareholders must be received by the Company's Secretary at its principal executive offices no later than September 19, 2012, for inclusion in the Board of Directors' Proxy Statement and form of Proxy relating to that meeting. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of shares of common capital stock owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for action and comply with the Proxy rules of the Commission.

The Company may use its discretion in voting Proxies with respect to Shareholders' proposals not included in the Annual Meeting Proxy Statement for fiscal year ended September 30, 2012, unless the Company receives notice of such proposals prior to December 3, 2012.

You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Special Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors.

/s/ Robert L. Bauman Robert L. Bauman President and Chief Executive Officer

Dated [_________, 2012]

Appendix A

FORM OF
AMENDED ARTICLES OF INCORPORATION
OF
HICKOK INCORPORATED

            FIRST:  The name of ~~said corporation shall be~~the Corporation is Hickok Incorporated.

            SECOND:  ~~Said corporation is to~~ The principal office of the Corporation shall be located ~~at~~in the City of Cleveland ~~in~~, Cuyahoga County, Ohio~~, and its principal business there transacted~~.

            THIRD:  ~~The Corporation is formed for the following purposes, and any of them:~~The purpose or purposes for which, or for any of which, it is formed are to enter into, promote or conduct any kind of business, contract or undertaking permitted to corporations for profit organized under the General Corporation Laws of the State of Ohio, to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Revised Code of Ohio, and, in connection therewith, to exercise all express and incidental powers normally permitted such corporations.

            ~~To manufacture, in whole or in part, repair, treat, service, buy, purchase or otherwise acquire, invest in, own, mortgage, pledge, exchange, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with, import and export, in every manner, goods, wares, merchandise, personal property, products, materials, and articles of every kind, class and description, for any commercial, industrial, military, scientific or other purpose.~~

            ~~To carry on and perform research, development, evaluation, investigation, planning, design, testing, technical studies, invention and consulting or other service, for any commercial, industrial, military, scientific or other purpose, and in any field or fields.~~

            ~~To maintain and operate manufacturing, testing and related equipment, chemical, physical and other laboratories, training schools and such other facilities as may be appropriate for the foregoing purposes and to carry on such activities.~~

            ~~To buy, purchase, or otherwise acquire, invest in, own, mortgage, pledge, exchange, sell, assign and transfer, or otherwise dispose of, trade, deal in and deal with real property of any description and any shares of capital stock or voting trust certificates in respect of shares of capital stock, scrip, warrants, bonds, debentures, notes, trust receipts and other securities, obligations, choses in action and evidences of indebtedness or interest, issued or created by this corporation or by any other corporation, joint stock company, syndicate, association, firm, trust, government or person, public or private, and as owner thereof to possess and exercise all the rights, powers, and privileges of ownership, and to do any and all acts and things necessary and advisable for the preservation, protection, improvement and enhancement in value thereof.~~

            ~~To enter into, make and perform contracts of every kind and description, including contracts of joint venture, with any firm, association, corporation, government or person, public or private.~~

            ~~To do all things necessary or incidental to any of the foregoing, including owning, holding and dealing in every manner, in all real and personal property.~~

            ~~In general, to carry on any other lawful activity or business whatsoever in connection with the forgoing and the business of the Corporation, or which is conducted directly or indirectly, to promote the interests of the Corporation or to enhance the value of the properties.~~

            ~~The foregoing shall be construed as purposes, objectives and powers, and nothing herein shall be deemed to limit or exclude in any manner any power, right or privilege now or hereafter given to the Corporation by law or any authority which it now or hereafter is permitted to exercise under the statues of Ohio.~~

            FOURTH: (a) The maximum number of shares which the Corporation is authorized to have outstanding is as follows:

            ~~3,750,000~~ 10,000,000 Class A shares of common capital stock ~~of $1.00~~, without par value

            ~~1,000,000~~ 2,500,000 Class B shares of common capital stock ~~of $1.00~~, without par value

            1,000,000 shares of preferred stock, without par value

            (b)           The aforesaid Class A and Class B shares shall be issued subject to and qualified by, the rights, powers and preferences of the holders of the preferred stock set forth herein and as may be designated by resolution of the Board of Directors with respect to any series of preferred stock as authorized herein, and shall also be issued subject to and qualified by the following provisions which shall be incorporated into each certificate issued to the holder of such shares:

            ~~Dividend Rights~~

                            (i)           Dividends. Holders of Class A common capital stock are entitled to receive, when and as declared by the Board of Directors of the ~~Company~~Corporation out of any funds legally available therefor, cash dividends of ~~five cents per share fore each one-half of the fiscal year ending June 30, 1960 and twenty~~ ten cents per share for each full fiscal year ~~thereafter~~, such dividends to be non-cumulative. After any of the said dividends have been declared and paid or set aside, then for the same ~~half or~~ full fiscal year, one or more cash dividends may be paid to the holders of the Class B common capital stock up to the total paid to the holders of Class A common capital stock in the same period. Thereafter, for that ~~half or~~ full fiscal year the holders of Class A and Class B common capital stock shall be entitled to the payment of the same dividend or dividends per share, when and as declared by the Board of Directors. Notwithstanding the foregoing, the holders of Class A common capital stock shall be entitled to no preference with respect to the payment of stock dividends and such stock dividends when and as declared, paid or ordered by the Board of Directors, shall be distributed to the holders of Class A and Class B common capital shares on a share-for-share basis.

                            (ii)           Voting ~~Rights~~. Except as hereinafter provided, each share of the Class A common capital stock of the ~~Company~~Corporation shall be entitled to one vote for each share thereof; and except as otherwise hereinafter provided, each share of the Class B common stock of the ~~Company~~Corporation shall be entitled to three votes for each share thereof. Except as otherwise expressly provided in the Articles of Incorporation (as amended) or as otherwise required by Ohio law, the holders of Class A and Class B shares of stock shall vote on all matters as though all of said shares were of one class; and in any such voting as though all of said shares were of one class, the voting shall be on the aforesaid basis of one vote for each share of Class A common capital stock and three votes for each share of Class B common capital stock. Notwithstanding the foregoing, the written consent or the affirmative vote of the holders of two-thirds of the Class A common capital stock, at the time outstanding, shall be required to effect or validate any one or more of the following: (a) The issuance of any additional shares of Class B common capital stock; (b) The alteration of any of the powers, preferences or rights of the shares of Class A common capital stock in any manner substantially prejudicial to the holders thereof; or (c) The voluntary liquidation of the ~~Company~~Corporation or the sale, lease or conveyance of all or substantially all of the properties and business of the ~~Company; or~~Corporation.

            ~~(d) After there has been a public offering of shares of Class A common capital stock of this Company, the issuance of any additional Class A common capital stock, for cash, for less than the public offering price (except for reasonable commissions or discounts for the underwriting or marketing thereof) received by the Company through the public offering next preceding such proposed issuance; but without such vote or consent of the holders of Class A common capital stock:~~

                            ~~(i)    Class A common stock may be sold for a lesser consideration per share if first offered on a pro-rata basis to the holders of such shares and thereafter issued for a consideration not less than that at which such shares were so offered to such holders, less reasonable commissions or discounts for the underwriting or marketing thereof; and~~

                             ~~(ii)  Class A common capital stock may be issued to employees under the provisions of Restricted Stock Options in the aggregate number heretofore or hereafter authorized by the shareholders of the Company; and~~

                            ~~(iii)  Such shares may be issued for property other than cash.~~

                             (iii)        Conversion ~~Rights~~of Class B shares. Each share of Class B common capital stock shall be convertible at the option of the holder and at any time, into Class A common capital stock on a share-for-share basis. In the event each of the outstanding shares of the Class A common capital stock shall be changed into or exchanged for a different number or kind of shares of stock, or other securities of the ~~Company~~Corporation, or of another corporation, whether through reorganization, recapitalization, stock dividend, stock split, combination of shares, merger or consolidation, then for the purposes of the said option there shall be substituted for each share of Class A common capital stock, the number and kind of shares of stock or other securities into which each such share of Class A common capital stock of the ~~Company~~Corporation shall be so changed or increased, or for which each such share shall be so exchanged, and the shares or securities so substituted for each such share of Class A common capital stock shall be subject to the conversion option hereinabove provided. Upon conversion, no adjustments will be made for dividends theretofore declared, and no fractions of shares shall be issued. In lieu of fractions of shares, the ~~Company~~Corporation shall make a cash adjustment on the basis of the market value of the Class A shares of the conversion date.

                            (iv)         Preemptive Rights. No holder of Class A or Class B shares of this ~~Company~~Corporation shall have any preemptive rights with respect to such shares except as hereinabove expressly authorized.

                            (v)          Other. Notwithstanding the foregoing terms of this Article Fourth, the ~~Company~~Corporation may issue shares of Class B common capital stock to give effect to a share dividend, stock split or other non-cash distribution without the written consent or the affirmative vote of the holders of the ~~Company~~Corporation's Class A common capital stock, provided such share dividend, stock split or non-cash distribution is equal for both the Class A common capital stock and the Class B common capital stock, on a per share basis. Notwithstanding the foregoing terms of this Article Fourth, in the event the ~~Company shall pay a dividend or made a distribution on its Class A common capital stock that is paid or made in Class A common capital stock of the Company, an adjustment to the minimum price at which any additional shares of Class A common capital stock of the Company may be issued without the written consent or the affirmative vote of the holders of the Company's Class A common capital stock shall automatically occur such that the product of the share price restriction in effect immediately prior to the authorization of such dividend or distribution multiplied by the number of shares of Class A common capital stock of the Company outstanding immediately prior to the payment of such dividend or distribution shall be the same as the product of the adjusted share price restriction multiplied by the number of shares of Class A common capital stock of the Company outstanding immediately following the payment of such dividend or distribution. Notwithstanding the foregoing terms of this Article Fourth, in the event the Company~~Corporation shall pay a dividend or make a distribution on its Class A common capital stock that is paid or made in Class A common capital stock of the ~~Company~~Corporation, an adjustment to the ~~twenty~~ ten cents per share of Class A common capital stock dividend amount set forth above shall automatically occur such that the product of ~~twenty~~ ten cents per share of Class A common capital stock (or the adjusted amount in effect immediately prior to the authorization of such dividend or distribution, if previously adjusted) multiplied by the number of shares of Class A common capital stock outstanding immediately prior to the payment of such dividend or distribution shall be the same as the product of the adjusted per share amount multiplied by the number of shares of Class A common capital stock outstanding immediately following the payment of such dividend or distribution. Any adjustment made pursuant to this Article Fourth shall become effective immediately following the record date relating to such change.

                            (c)           Serial Preferred Stock. Shares of preferred stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of preferred stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or by the terms of any series of Preferred Stock. Authority is hereby expressly granted to the Board of Directors from time to time to issue the preferred stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by Ohio law. Without limiting the generality of the foregoing, and subject to the rights of any series of preferred stock then outstanding, the resolutions providing for issuance of any series of preferred stock may provide that such series shall be superior or rank equally or be junior to the preferred stock of any other series to the extent permitted by law.

            FIFTH:  The Corporation~~, by its Directors, is authorized to buy, purchase, or otherwise acquire, invest in, own, mortgage, pledge, exchange, sell, assign and transfer, or otherwise dispose of, trade, deal in and deal with real property of any description and any shares of capital stock or voting trust certificates in respect of shares of capital stock, scrip, warrants, bonds, debentures, notes, trust receipts and other securities, obligations, choses in action and evidences of indebtedness or interest, issued or created by this corporation or by any other corporation, joint stock company, syndicate, association, firm, trust, government or person, public or private, and as owner thereof to possess and exercise all the rights, powers, and privileges of ownership, and to do any and all acts and things necessary and advisable for the preservation, protection, improvement and enhancement in value thereof.~~ may purchase, from time to time, and to the extent permitted by the laws of Ohio, shares of any class of stock issued by it. Such purchases may be made either in the open market or at private or public sale, and in such manner and amounts, from such holder or holders of outstanding shares of the Corporation and at such prices as the Board of Directors of the Corporation shall from time to time determine, and the Board of Directors is hereby empowered to authorize such purchases from time to time without any vote of the holders of any class of shares now or hereafter authorized and outstanding at the time of any such purchase.

            SIXTH:  Notwithstanding any provision of the laws of the State of Ohio requiring a greater percentage and except as expressly prohibited by law, any action to be taken by the vote of the holders of shares of the Corporation or of any class or classes of shares thereof may be taken by vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes.

            SEVENTH:  Section 1701.831 of the Revised Code of Ohio shall not apply to any control share acquisition (as defined in Section 1701.01(Z)(1) of the Revised Code of Ohio, as the same may be amended from time to time, or in any successor thereto, however denominated) of shares of any class of capital stock of the Corporation.

Appendix B

FORM OF
AMENDED AND RESTATED CODE OF REGULATIONS
OF
HICKOK INCORPORATED

ARTICLE I

Fiscal Year

            The fiscal year of the Corporation shall be the twelve months ending September 30 in each year, or such other period as the Board of Directors may designate by resolution.

ARTICLE II

Shareholders

Section 1. Meetings of Shareholders.

                (a)                    Annual Meeting. The annual meeting of the Shareholders of this Corporation, for the election of Directors, the consideration of financial statements and other reports, and the transaction of such other business as may properly be brought before such meeting, shall be held at such time on such date within six (6) months after the close of the Corporation's fiscal year as the Board of Directors shall designate by appropriate notice. Upon due notice there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. In the event that the annual meeting is not held or if Directors are not elected thereat, a special meeting may be called and held for that purpose. (1701.39, 1701.38(A))

                (b)                    Special Meeting. Special meetings of the Shareholders may be held on any business day when called by any person or persons who may be authorized by law to do so. Calls for special meetings shall specify the purpose or purposes thereof, and no business shall be considered at any such meeting other than that specified in the call therefor. (1701.40(A), 1701.41)

                                        Place of Meetings. Any meeting of Shareholders may be held at such place within or without the State of Ohio as may be designated in the Notice of said meeting. (1701.40(B))

                (d)                    Notice of Meeting and Waiver of Notice.

                                        (1)                      Notice. Written notice of the time, place and purposes of any meeting of Shareholders shall be given to each Shareholder entitled thereto not less than seven (7) days nor more than sixty (60) days before the date fixed for the meeting and as prescribed by law. Such notice shall be given either by personal delivery or mailed to each Shareholder entitled to notice of or to vote at such meeting. If such notice is mailed, it shall be directed, postage prepaid, to the Shareholders at their respective addresses as they appear upon the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. If any meeting is adjourned to another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such an adjournment is taken. No business shall be transacted at any such adjourned meeting except as might have been lawfully transacted at the meeting at which such adjournment was taken. (1701.41(A), 1701.02)

                                        (2)                      Notice to Joint Owners. All notices with respect to any shares to which persons are entitled by joint or common ownership may be given to that one of such persons who is named first upon the books of this Corporation, and notice so given shall be sufficient notice to all the holders of such shares.

                                        (3)                     Waiver. Notice of any meeting, however, may be waived in writing by any Shareholder either before or after any meeting of Shareholders, or by attendance at such meeting without protest prior to the commencement thereof. (1701.42)

                (e)                    Shareholders Entitled to Notice and to Vote. If a record date shall not be fixed or the books of the Corporation shall not be closed against transfers of shares pursuant to statutory authority, the record date for the determination of Shareholders entitled to notice of or to vote at any meeting of Shareholders shall be the close of business on the twentieth day prior to the date of the meeting and only Shareholders of record at such record date shall be entitled to notice of and to vote at such meeting. Such record date shall continue to be the record date for all adjournments of such meeting unless a new record date shall be fixed and notice thereof and of the date of the adjourned meeting be given to all Shareholders entitled to notice in accordance with the new record date so fixed. (1701.45(A)(C)(E))

                (f)                     Quorum. At any meeting of Shareholders, the holders of shares entitling them to exercise a majority of the voting power of the Corporation, present in person or by proxy, shall constitute a quorum for such meeting; provided, however, that no action required by law, the Articles, or these Regulations to be authorized or taken by the holders of a designated proportion of the shares of the Corporation may be authorized or taken by a lesser proportion. The Shareholders present in person or by proxy, whether or not a quorum be present, may adjourn the meeting from time to time without notice other than by announcement at the meeting. (1701.51)

                (g)                    Organization of Meetings.

                                        (1)                     Presiding Officer. The Chairman of the Board, or in his absence, the President, or in the absence of both of them, a Vice President of the Corporation shall call all meetings of the Shareholders to order and shall act as Chairman thereof. If all are absent, the Shareholders shall select a Chairman.

                                        (2)                     Minutes. The Secretary of the Corporation, or, in his absence, an Assistant Secretary, or, in the absence of both, a person appointed by the Chairman of the meeting, shall act as Secretary of the meeting and shall keep and make a record of the proceedings thereat.

                (h)                    Order of Business. The order of business at all meetings of the Shareholders, unless waived or otherwise determined by a vote of the holder or holders of the majority of the number of shares entitled to vote present in person or represented by proxy, shall be as follows:

                                        1. Call meeting to order.

                                        2. Selection of Chairman and/or Secretary, if necessary.

                                        3. Proof of notice of meeting and presentment of affidavit thereof.

                                        4. Roll call, including filing of proxies with Secretary.

                                        5. Upon appropriate demand, appointment of inspectors of election. (1701.50)

                                        6. Reading, correction and approval of previously unapproved minutes.

                                        7. Reports of officers and committees.

                                        8. If annual meeting, or meeting called for that purpose, election of Directors.

                                        9. Unfinished business, if adjourned meeting.

                                        10. Consideration in sequence of all other matters set forth in the call for and written notice of the meeting.

                                        11. Adjournment.

                (i)                     Voting. Except as provided by statute or in the Articles, every Shareholder entitled to vote shall be entitled to cast one vote on each proposal submitted to the meeting for each share held of record by him on the record date for the determination of the Shareholders entitled to vote at the meeting. At any meeting at which a quorum is present, all questions and business which may come before the meeting shall be determined by a majority of votes cast, except when a greater proportion is required by law, the Articles, or these Regulations. (1701.44(A))

                (j)                     Proxies. A person who is entitled to attend a Shareholders' meeting, to vote thereat, or to execute consents, waivers and releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases, and exercise any of his rights, by proxy or proxies appointed by a writing signed by such person, or by his duly authorized attorney, as provided by the laws of the State of Ohio. (1701.48)

                (k)                    List of Shareholders. At any meeting of Shareholders a list of Shareholders, alphabetically arranged, showing the number and classes of shares held by each on the record date applicable to such meeting shall be produced on the request of any Shareholder. (1701.37(B))

Section 2. Action of Shareholders Without a Meeting.

                 Any action which may be taken at a meeting of Shareholders may be taken without a meeting if authorized by a writing or writings signed by all of the holders of shares who would be entitled to notice of a meeting for such purpose, which writing or writings shall be filed or entered upon the records of the Corporation. (1701.54)

ARTICLE III

Directors

Section 1. General Powers.

                 The business, power and authority of this Corporation shall be exercised, conducted and controlled by a Board of Directors, except where the law, the Articles or these Regulations require action to be authorized or taken by the Shareholders. (1071.59)

Section 2. Number, Election and Qualification of Directors.

                (a)                    Number. The Board of Directors shall consist of not less than five nor more than ten members. At any Shareholders meeting called for the purpose of electing Directors, the Shareholders, by a vote of the holders of a majority of the voting power represented at the meeting, may fix or change the total number of Directors within the above limitation. In the event that the Shareholders fail to fix or change the number of Directors, the number of Directors then serving in office shall constitute the total number of Directors until further changed in accordance with this Section. In addition to the authority of the Shareholders to fix or change the number of Directors, the total number of Directors so determined may be increased or decreased between Shareholders' meetings by the Board of Directors at a meeting or by action without a meeting, and the total number of Directors as so changed shall be the total number of Directors until further changed in accordance with this Section. In the event that the Directors increase the total number of Directors, the Directors who are then in office may fill any vacancy created thereby. No reduction in the total number of Directors shall of itself have the effect of shortening the term of any incumbent Director.

                (b)                   Election. Subject to the rights of Directors to elect additional Directors in accordance with Section 2(a) or Section 3(d), the Directors shall be elected at the Annual Meeting of Shareholders, or if not so elected, at a Special Meeting of Shareholders called for that purpose. At any meeting of Shareholders at which Directors are to be elected, the candidates receiving the greatest number of votes shall be elected.

                (c)                   Qualification. Directors need not be Shareholders of the Corporation.

Section 3. Term of Office of Directors.

                (a)                    Term. The term of office of each Director shall expire at the Annual Meeting of Shareholders in each year, and the Directors shall hold office for the respective terms to which elected and until their respective successors are elected and qualified, subject only to prior resignation, death or removal by the Directors as provided by law, and subject to the provisions of the Articles.

                (b)                   Removal. With prior notice thereof, all the Directors or any individual Director may be removed with or without cause by the affirmative vote of the holders of shares representing a majority of the total voting power of the Corporation at any Special Meeting of Shareholders properly called for that purpose.

                (c)                   Resignation. A resignation from the Board of Directors shall be deemed to take effect immediately or at such other time as the Director may specify.

                (d)                   Vacancy. If any vacancy shall occur in the Board of Directors by death, resignation or as provided by law, the Articles or these Regulations, the remaining Directors shall constitute the Board of Directors until such vacancy is filled. The remaining Directors may fill any vacancy in the Board for the unexpired term.

Section 4. Meetings of Directors.

                (a)                    Regular Meetings. A regular meeting of the Board of Directors shall be held immediately following the adjournment of the annual meeting of the Shareholders or a special meeting of the Shareholders at which Directors are elected. The holding of such Shareholders' meeting shall constitute notice of such Directors' meeting and such meeting may be held without further notice. Other regular meetings shall be held at such other times and places as may be fixed by the Directors. (1701.61)

                (b)                    Special Meetings. Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board, the President, any Vice President, or any two Directors. (1701.61(A))

                 (c)                   Place of Meeting. Any meeting of Directors may be held at any place within or without the State of Ohio in person and/or through any communications equipment if all persons participating in the meeting can hear each other. (1701.61(B))

                (d)                   Notice of Meeting and Waiver of Notice. Notice of the time and place of any regular or special meeting of the Board of Directors (other than the regular meeting of Directors following the adjournment of the annual meeting of the Shareholders or following any special meeting of the Shareholders at which Directors are elected) shall be given to each Director by personal delivery, telephone, mail, telegram or cablegram at least forty-eight (48) hours before the meeting, which notice need not specify the purpose of the meeting. Such notice, however, may be waived in writing by any Director either before or after any such meeting, or by attendance at such meeting (including attendance (presence) by means of participation through any communications equipment as above provided) without protest prior to the commencement thereof. (1701.61(B)(C), 1701.42)

Section 5. Quorum and Voting.

                 At any meeting of Directors, not less than one-half of the whole authorized number of Directors is necessary to constitute a quorum for such meeting, except that a majority of the remaining Directors in office constitutes a quorum for filling a vacancy in the Board. At any meeting at which a quorum is present, all acts, questions and business which may come before the meeting shall be determined by a majority of votes cast by the Directors present at such meeting, unless the vote of a greater number is required by the Articles, Regulations or By-Laws. (1701.62)

Section 6. Committees.

                (a)                    Appointment. The Board of Directors may from time to time appoint certain of its members (but in no event less than three) to act as a committee or committees in the intervals between meetings of the Board and may delegate to such committee or committees powers to be exercised under the control and direction of the Board. Each such committee and each member thereof shall serve at the pleasure of the Board.

                (b)                   Executive Committee. In particular, the Board of Directors may create from its membership and define the powers and duties of an Executive Committee. During the intervals between meetings of the Board of Directors the Executive Committee shall possess and may exercise all of the powers of the Board of Directors in the management and control of the business of the Corporation to the extent permitted by law. All action taken by the Executive Committee shall be reported to the Board of Directors at its first meeting thereafter.

                (c)                    Committee Action. Unless otherwise provided by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Section shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing signed by all its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all action taken by it. (1701.63)

Section 7. Action of Directors Without a Meeting.

                 Any action which may be taken at a meeting of Directors may be taken without a meeting if authorized by a writing or writings signed by all the Directors, which writing or writings shall be filed or entered upon the records of the Corporation. (1701.54)

Section 8. Compensation of Directors.

                 The Board of Directors may allow compensation for attendance at meetings or for any special services, may allow compensation to members of any committee, and may reimburse any Director for his expenses in connection with attending any Board or committee meeting. (1701.60)

ARTICLE IV

Officers

Section 1. General Provisions.

                 The Board of Directors shall elect a President, a Secretary and a Treasurer, and may elect a Chairman of the Board, one or more Vice-Presidents, and such other officers and assistant officers as the Board may from time to time deem necessary. The Chairman of the Board, if any, and the President shall be Directors, but no one of the other officers need be a Director. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified by two or more officers. (1701.64(A))

Section 2. Powers and Duties.

                 All officers, as between themselves and the Corporation, shall respectively have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being, the powers or duties of such officer, or any of them, to any other officer or to any Director. The Board of Directors may from time to time delegate to any officer authority to appoint and remove subordinate officers and to prescribe their authority and duties. Since the lawful purposes of this Corporation include the acquisition and ownership of real property, personal property and property in the nature of patents, copyrights, and trademarks and the protection of the Corporation's property rights in its patents, copyrights and trademarks, each of the officers of this Corporation is empowered to execute any power of attorney necessary to protect, secure, or vest the Corporation's interest in and to real property, personal property and its property protectable by patents, trademarks and copyright registration and to secure such patents, copyrights and trademark registrations. (1701.64(B)(1))

Section 3. Term of Office and Removal.

                (a)                    Term. Each officer of the Corporation shall hold office during the pleasure of the Board of Directors, and unless sooner removed by the Board of Directors, until the meeting of the Board of Directors following the date of their election and until his successor is elected and qualified. (1701.64(A))

                (b)                    Removal. The Board of Directors may remove any officer at any time, with or without cause by the affirmative vote of a majority of Directors in office. (1701.64(B)(2))

Section 4. Compensation of Officers.

Unless compensation is otherwise determined by a majority of the Directors at a regular or special meeting of the Board of Directors, or unless such determination is delegated by the Board of Directors to another officer or officers, the President of the Corporation from time to time shall determine the compensation to be paid to all officers and other employees for services rendered to the Corporation. (1701.60)

ARTICLE V

Indemnification of Directors, Officers, Employees, and Others

                (a)                    Right of Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a Director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), whether the basis of such Proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted or required by the Ohio General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in paragraph (c) of this Article V with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors.

                (b)                    Right to Advancement of Expenses. The right to indemnification conferred in paragraph (a) of this Article V shall include the right to be paid by the Corporation the expenses (including, without limitation, attorneys' fees and expenses) incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that, if the Ohio General Corporation Law so requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this paragraph (b) or otherwise. The rights to indemnification and to the Advancement of Expenses conferred in paragraphs (a) and (b) of this Article V shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators.

                (c)                    Right of Indemnitee to Bring Suit. If a claim under paragraph (a) or (b) of this Article V is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 calendar days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Ohio General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Ohio General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or shareholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article V or otherwise shall be on the Corporation.

                (d)                   Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles of Incorporation, Code of Regulations, agreement, vote of shareholders or disinterested Directors or otherwise.

                (e)                   Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Ohio General Corporation Law.

                (f)                    Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article V with respect to the indemnification and Advancement of Expenses of Directors and officers of the Corporation.

                (g)                    Limitation of Liability. (i) No person shall be found to have violated his duties to the Corporation as a Director of the Corporation in any action brought against such Director (including actions involving or affecting any of the following: (A) a change or potential change in control of the Corporation; (B) a termination or potential termination of his or her service to the Corporation as a Director; or (C) his or her service in any other position or relationship with the Corporation), unless it is proven by clear and convincing evidence that the Director has not acted in good faith, in a manner he or she reasonably believes to be in or not opposed to the best interests of the Corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances. Notwithstanding the foregoing, nothing contained in this paragraph (a) limits relief available under Section 1701.60 of the Ohio Revised Code.

                 (ii)                  In performing his duties, a Director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, that are prepared or presented by: (A) one or more Directors, officers or employees of the Corporation whom the Director reasonably believes are reliable and competent in the matters prepared or presented; (B) counsel, public accountants, or other persons as to matters that the Director reasonably believes are within the person's professional or expert competence; or (C) a committee of the Directors upon which he or she does not serve, duly established in accordance with the provisions of these Regulations, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence.

                (iii)                  A Director in determining what he or she reasonably believes to be in the best interests of the Corporation shall consider the interests of the Corporation's Shareholders and, in his discretion, may consider (A) the interests of the Corporation's employees, suppliers, creditors and customers; (B) the economy of the state and nation; (C) community and societal considerations; and (D) the long-term as well as short-term interests of the Corporation and its Shareholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

                (iv)                  A Director shall be liable in damages for any action he or she takes or fails to take as a Director only if it is proven by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation. Notwithstanding the foregoing, nothing contained in this paragraph (g) affects the liability of Directors under Section 1701.95 of the Ohio Revised Code or limits relief available under Section 1701.60 of the Ohio Revised Code.

ARTICLE VI

Securities Held by the Corporation

Section 1. Transfer of Securities Owned by the Corporation.

                All endorsements, assignments, transfers, stock powers, share powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation by the President, by a Vice President, by the Secretary or by the Treasurer or by any other person or persons as may be thereunto authorized by the Board of Directors.

Section 2. Voting Securities Held by the Corporation.

                 The Chairman of the Board, President, any Vice President, Secretary or Treasurer, in person or by another person thereunto authorized by the Board of Directors, in person or by proxy or proxies appointed by him, shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any securities issued by other corporations which the Corporation may own. (1701.47(A))

ARTICLE VII

Share Certificates

Section 1. Transfer and Registration of Certificates.

                 The Board of Directors shall have authority to make such rules and regulations, not inconsistent with law, the Articles or these Regulations, as it deems expedient concerning the issuance transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof. (1701.14(A), 1701.26)

Section 2. Substituted Certificates.

                 Any person claiming that a certificate for shares has been lost, stolen or destroyed, shall make an affidavit or affirmation of that fact and, if required, shall give the Corporation (and its registrar or registrars and its transfer agent or agents, if any) a bond of indemnity, in such form and with one or more sureties satisfactory to the Board, and, if required by the Board of Directors, shall advertise the same in such manner as the Board of Directors may require, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed. (1701.27, 1308.35)

ARTICLE VIII

Seal

                 The Directors may adopt a seal for the Corporation which shall be in such form and of such style as is determined by the Directors. Failure to affix any such corporate seal shall not affect the validity of any instrument. (1701.13(B))

ARTICLE IX

Consistency with Articles of Incorporation

                 If any provision of these Regulations shall be inconsistent with the Corporation's Articles of Incorporation (and as they may be amended from time to time), the Articles of Incorporation (as so amended at the time) shall govern.

ARTICLE X

Section Headings

                 The headings contained in this Code of Regulations are for reference purposes only and shall not be construed to be part of and/or shall not affect in any way the meaning or interpretation of this Code of Regulations.

ARTICLE XI

Amendments

                 Except as otherwise provided by law, by the Articles or by these Regulations, this Code of Regulations of the Corporation (and as it may be amended from time to time) may be repealed, amended or added to in any respect (i) by the Board of Directors (to the extent permitted by the Ohio General Corporation Law), or (ii) at any time at any meeting of shareholders by the affirmative vote of the holders of a majority of the voting power of the Corporation; provided, that any amendment or repeal proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (iii) by the written consent of the shareholders of record in accordance with Ohio General Corporation Law. If an amendment or addition is adopted by written consent without a meeting of the Shareholders, it shall be the duty of the Secretary to enter the amendment or addition in the records of the Corporation, and to mail a copy of such amendment or addition to each Shareholder of record who would be entitled to vote thereon and did not participate in the adoption thereof. (1701.11)